Exhibit (g)(1)(v)

Date:

Mr. Brock Hill

Senior Vice President

State Street Bank and Trust Company

801 Pennsylvania

Kansas City, MO 64105

Re:	Addition of new Funds

Reference is made to the Custody and Investment Accounting Agreement between us dated as of March 28, 2008 (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund changes listed below.

Additions:

AllianzGI Best Styles Emerging Markets Equity Fund;

AllianzGI Best Styles International Equity Fund;

AllianzGI Best Styles U.S. Equity Fund;

AllianzGI Global Sustainability Fund;

AllianzGI Emerging Markets Consumer Fund; &

AllianzGI Emerging Markets Small-Cap Fund.

In accordance with the Additional Funds provisions of Section 16.9 of the Agreement, we request that you act as the custodian and investment accounting agent with respect to the fund changes. A current Schedule A to the agreement is attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of the Agreement, retaining one copy for your records and returning one to my attention.

Very truly yours,

Allianz Funds Multi-Strategy Trust

By:	/s/ Lawrence Altadonna
Name: Lawrence Altadonna
Title: Treasurer

Accepted:

State Street Bank and Trust Company

By:	/s/ Brock Hill
Name: Brock Hill
Title: Senior Vice President

Allianz Global Investors U.S. LLC

1633 Broadway

New York, NY 10019

212.739.3000

SCHEDULE A

Revised                 9/15/14

AllianzGI Behavioral Advantage Large Cap Fund

AllianzGI Best Styles Emerging Markets Equity Fund

AllianzGI Best Styles Global Equity Fund

AllianzGI Best Styles International Equity Fund

AllianzGI Best Styles U.S. Equity Fund

AllianzGI China Equity Fund

AllianzGI Convertible Fund

AllianzGI Emerging Markets Consumer Fund

AllianzGI Emerging Markets Debt Fund

AllianzGI Emerging Markets Small-Cap Fund

AllianzGI Global Allocation Fund

AllianzGI Global Fundamental Strategy Fund

AllianzGI Global Growth Allocation Fund

AllianzGI Global Managed Volatility Fund

AllianzGI Global Sustainability Fund

AllianzGI Global Water Fund

AllianzGI High Yield Bond Fund

AllianzGI International Small-Cap Fund
AllianzGI Micro Cap Fund
AllianzGI Multi-Asset Real Return Fund
AllianzGI NFJ Emerging Markets Value Fund
AllianzGI NFJ Global Dividend Value Fund
AllianzGI NFJ International Small-Cap Value Fund
AllianzGI NFJ International Value II Fund
AllianzGI Retirement 2015 Fund
AllianzGI Retirement 2020 Fund
AllianzGI Retirement 2025 Fund
AllianzGI Retirement 2030 Fund
AllianzGI Retirement 2035 Fund
AllianzGI Retirement 2040 Fund
AllianzGI Retirement 2045 Fund
AllianzGI Retirement 2050 Fund
AllianzGI Retirement 2055 Fund
AllianzGI Retirement Income Fund
AllianzGI Short Duration High Income Fund
AllianzGI Structured Return Fund
AllianzGI U.S. Equity Hedged Fund
AllianzGI U.S. Small-Cap Growth Fund
AllianzGI Ultra Micro Cap Fund